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                                                                    EXHIBIT 99.3



               [HEADLANDS MORTGAGE SECURITIES, INC., LETTERHEAD]



                                 March 26, 1998


First National Bank of Chicago
One North State Street, 9th Floor
Chicago, IL  60602-0126
Attn: Corporate Trust Administration Department

Capital Markets Assurance Corporation Credit Enhancement
885 Third Avenue
New York, NY  10022-4834
Attn: Managing Director

            RE:     Headlands HELOC Notes, Series 1997-1; Annual Compliance
                    -------------------------------------------------------
                    Certificate
                    -----------

Ladies and Gentlemen:

      Pursuant to Section 3.9 of the Indenture and otherwise in compliance with the requirements of the Trust Indenture Act, Section 314(a)(4), with respect to Headlands HELOC Notes, Series 1997-1, the undersigned officer of Headlands Mortgage Securities, Inc., in its capacity as Manager of Headlands Home Equity Loan Trust (the "Issuer") certifies that:

      1. a review of the activities of the Issuer and performance under the Indenture during the year ended December 31, 1997, has been made under the undersigned's supervision; and

      2. To the best of the undersigned's knowledge following reasonable inquiry, the Issuer is in compliance with all conditions and covenants under which it is obligated pursuant to the Indenture, and there has been no default in the compliance of any such condition or covenant.


                    Very truly yours

                    HEADLANDS HOME EQUITY LOAN TRUST

                    By: HEADLANDS MORTGAGE SECURITIES, INC.
                        as Manager


                    By:  /s/ Gilbert J. MacQuarrie
                       -----------------------------------------------------
                       Gilbert J. MacQuarrie
                       Vice President, Treasurer, Secretary and Director
GJM:pt

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